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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            The Marquee Group, Inc.
             (Exact Name of Registrant as Specified in its Charter)



                   Delaware                              13-3878295
(State or Other Jurisdiction of Incorporation         (I.R.S. Employer
              or Authorization)                      Identification No.)

                        888 Seventh Avenue - 40th Floor
                            New York, New York 10019
                    (Address of principal executive offices)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]


 If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]




Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                    Name of Each Exchange on Which
           to be so Registered                   Each Class is to be Registered
  ---------------------------------------       --------------------------------

  Common Stock, $.01 par value per share             Boston Stock Exchange

  Warrants                                           Boston Stock Exchange




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Item 1.  Description of Registrant's Securities to be Registered

                  The description of the Common Stock and Warrants set forth under "Description of Capital Stock" contained in the Company's definitive prospectus (File No. 333-11287) filed with the Securities and Exchange Commission on December 5, 1996 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, is hereby incorporated herein by reference.

Item 2.  Exhibits.

1. Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registration Statement on Form SB-2 (File No. 333-11287) and incorporated herein by referenced).

2. Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to Amendment No. 1 of the Registration Statement on Form SB-2 (File No. 333- 11287) and incorporated herein by reference).

3. Form of Revised Warrant Agreement (filed as Exhibit 4.1 to Amendment No. 2 of the Registration Statement of Form SB-2 (File No. 333-11287) and incorporated herein by reference).







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                                   SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            THE MARQUEE GROUP, INC.



Date:    March 11, 1997                     By: /s/ Kraig G. Fox
                                               ----------------------
                                                    Kraig G. Fox
                                                    Secretary